Exhibit 99.1

WILSHIRE BANCORP, INC. CONTACT: Alex Ko, EVP & CFO, (213) 427-6560 www.wilshirebank.com	NEWS RELEASE

Wilshire Bancorp Reports Net Income of $5.8 Million or

$0.08 Earnings per Share for Fourth Quarter 2011

LOS ANGELES, January 23, 2012 - Wilshire Bancorp, Inc. (NASDAQ: WIBC), the holding company (“the Company”) for Wilshire State Bank (“the Bank”), today reported net income available to common shareholders of $5.8 million, or $0.08 per diluted common share, for the quarter ended December 31, 2011.  This compares to a net loss available to common shareholders of $40.3 million, or ($1.37) per diluted common share, for the same period of the prior year, and net income available to common shareholders of $10.2 million, or $0.14 per diluted common share, for the third quarter of 2011.  The decrease in earnings per share from the third quarter of 2011 is attributable to a higher effective tax rate recorded in the fourth quarter of 2011.

Jae Whan (J.W.) Yoo, President and CEO of Wilshire Bancorp, said, “We are pleased to deliver another quarter of solid profitability, which was driven by improved efficiencies and lower credit costs. Compared to the third quarter of 2011, our pre-tax income increased 8%, which reflects the increasing strength in our core operations. We continue to make steady progress on improving our asset quality, which resulted in a 22% decline in non-accrual loans and a 68% decline in charge-offs compared to the prior quarter.

“Our focus for 2012 is to prudently increase our marketing efforts to resume the growth of our franchise.  We are adding to our business development staff and re-engaging our markets with more active lending efforts, including re-opening three loan production offices in Georgia, Washington, and Northern California.  We are optimistic that our increased loan production will generate higher levels of interest income and gains on sales of loans this year, which should enable us to further increase our level of profitability as we move through 2012,” said Mr. Yoo.

Q4 2011 Summary:

•            Net income available to common shareholders of $5.8 million, or $0.08 per share

•            Improvement in asset quality from Q3 2011 to Q4 2011 with a 22% decline in non-accrual loans and a 68% decline in charge-offs

•            Operating efficiency ratio improved to 52.4% from 55.7% in Q3 2011

•            Improved deposit mix with an overall increase in core deposits led by a 9% increase in non-interest bearing accounts

•            Annualized return on average assets of 1.01% and return on average equity of 8.72%

•            All capital ratios strengthened from prior quarter

STATEMENT OF OPERATIONS

Net Interest Income and Margin

Net interest income before provision for loan losses totaled $25.2 million in the fourth quarter of 2011, a decrease of 4% from $26.3 million in the fourth quarter of 2010, and a decrease of 1% from $25.5 million in the third quarter of 2011.

Net interest margin was 4.17% in the fourth quarter of 2011, compared to 3.72% in the fourth quarter of 2010 and 4.23% in the third quarter of 2011. The decrease in net interest margin for the fourth quarter of 2011 compared to the third quarter of 2011 was primarily due to the reduction in investment yields as a result of newly purchased investments at lower yields in combination with increased prepayment speeds on MBS securities.

Loan yields increased to 5.58% for the fourth quarter of 2011 from 5.54% for the third quarter of 2011 mainly due to the reduction in interest income reversals from non-accrual loans.  Total non-accrual loan interest reversals declined to $430 thousand during the fourth quarter of 2011 compared to $812 thousand during the previous quarter. The total cost of deposits continued to decrease and was 0.80% for the fourth quarter of 2011, down from 0.83% for the third quarter of 2011 and down from 1.04% for the fourth quarter of 2010.  The decrease from both periods was primarily due to an increase in non-interest bearing deposits.

Net interest margin for the twelve months ended December 31, 2011 was 4.34%, an increase of 58 basis points compared to 3.76% for the same period in 2010. Loan yield for the twelve months ended December 31, 2011 was 5.54%, down from 5.61% for the twelve months ended December 31, 2010.  Total cost of interest bearing deposits was 1.07% for 2011 compared to 1.56% for 2010.  The increase in net interest margin for the full year was largely the result of a reduction in cost of deposits and borrowings.

Non-Interest Income

Total non-interest income was $5.8 million for the quarter ended December 31, 2011, compared to $7.7 million for the previous quarter and $6.1 million for the quarter ended December 31, 2010.  The decline in non-interest income from the prior quarter is primarily due to lower gains on sales of loans.  The Company decided to retain all but a few of its SBA loans during the fourth quarter of 2011 and recognize interest income, which resulted in the lower gains on sales of loans.  The $733 thousand in gains on sales of loans recognized in the fourth quarter of 2011 was attributable to gains on sales of commercial real estate (“CRE”) loans totaling $643 thousand and gains from mortgage and SBA loans totaling $70 thousand and $20 thousand, respectively.

Other non-interest income was $2.2 million for the quarter ended December 31, 2011, compared to $2.7 million in the previous quarter and $972 thousand for the fourth quarter of 2010.  The decrease in other non-interest income from the previous quarter was primarily attributable to a reduction in miscellaneous income while the increase in other non-interest income from the fourth quarter of 2010 was a result of an increase in loan related servicing fees.

Non-Interest Expense

Total non-interest expense was $16.2 million for the fourth quarter of 2011, compared with $18.5 million for the prior quarter and $19.7 million for the fourth quarter of 2010.  The decrease in total non-interest expense compared to both prior periods was primarily due to lower other non-interest expenses, as discussed below.

Total salaries and employee benefits were $7.1 million in the fourth quarter of 2011, compared with $6.8 million in the prior quarter and $7.2 million in the fourth quarter of 2010.  The increase from the prior quarter is primarily due to the winter incentive bonus that was awarded to employees during the fourth quarter of 2011.

Other non-interest expenses for the fourth quarter of 2011 totaled $6.5 million, compared with $9.0 million in the third quarter of 2011 and $9.8 million in the fourth quarter of 2010.  The decrease in other non-interest expenses from the prior quarter and previous year was primarily attributable to lower expenses related to other real estate owned (“OREO”) and lower legal fees.

The Company’s operating efficiency ratio improved to 52.4% for the quarter ended December 31, 2011 from 55.7% for the quarter ended September 30, 2011 and 60.8% for the quarter ended December 31, 2010.

Tax Provision

For the fourth quarter of 2011 the Company recorded income tax provisions totaling $6.5 million on pretax income of $13.2 million representing a tax rate of 49.1%, compared to income tax provision of $1.1 million on pretax income of $12.2 million, representing an effective tax rate of 9.1% for the previous quarter.  The quarter-to-quarter increase in tax provision was the result of discrete reversal of deferred tax assets related to net operating loss carryback due to higher than expected income, in addition to changes in other comprehensive income from unrealized gains on investment securities. The Company does not expect these non-recurring tax adjustments to impact tax provision in future quarters.

BALANCE SHEET

Total gross loans were $1.99 billion at December 31, 2011, compared to $2.00 billion at September 30, 2011.  The $11.5 million decline in gross loans during the fourth quarter of 2011 was mostly due to the decrease in covered loans which declined $11.4 million compared to a decline of $117 thousand in non-covered legacy loans.

As previously disclosed, upon acquiring certain assets and liabilities of the former Mirae Bank, the Company entered into a loss sharing agreement with the FDIC whereby the FDIC has agreed to share in losses on assets covered under the agreement.  The assets covered by the loss sharing agreement include loans and foreclosed loan collateral existing on June 26, 2009 and acquired from Mirae Bank. As a result, loans acquired through the acquisition of Mirae Bank are identified as “covered” loans, and those that were originated at Wilshire are “non-covered” loans or “legacy Wilshire” loans.  The following table shows “covered” and “non-covered” gross loans by loan type:

Loan Categories

(Dollars In Thousands)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Gross Non-Covered Loans
Construction	$61,832	$58,988	$70,304	$74,538	$72,258
Real Estate Secured	1,490,504	1,501,297	1,548,559	1,725,298	1,757,328
Commercial & Industrial	253,092	244,248	260,990	274,392	276,739
Consumer	15,001	16,013	15,350	14,587	15,574
Total Non-Covered Gross Loans	$1,820,429	$1,820,546	$1,895,203	$2,088,815	$2,121,899

Gross Covered Loans
Real Estate Secured	$137,144	$143,719	$154,020	$154,655	$159,699
Commercial & Industrial	28,267	33,103	38,170	45,024	49,680
Consumer	79	86	96	104	111
Total Covered Gross Loans	$165,490	$176,908	$192,286	$199,783	$209,490

Total Gross Loans
Construction	$61,832	$58,988	$70,304	$74,538	$72,258
Real Estate Secured	1,627,648	1,645,016	1,702,579	1,879,953	1,917,027
Commercial & Industrial	281,359	277,351	299,160	319,416	326,419
Consumer	15,080	16,099	15,446	14,691	15,685
Total Gross Loans	$1,985,919	$1,997,454	$2,087,489	$2,288,598	$2,331,389

Loan originations for the fourth quarter of 2011 totaled $109.6 million. This compares to total loan originations of $97.5 million for the third quarter of 2011 and $169.1 million for the fourth quarter of 2010. The increase in loan originations from the prior quarter was attributable to a greater emphasis on commercial and industrial and SBA loan production, in addition to higher loan demand.

The following table shows quarterly loan originations by loan type:

LOAN ORIGINATIONS (Dollars In Thousands)

	Quarter Ended
	Dec 31, 2011		Sep 30, 2011		Dec 31, 2010

Real Estate Secured	$22,608	21%	$24,493	25%	$85,601	51%
Commercial & Industrial	40,517	37%	22,049	23%	17,664	11%
Consumer	162	0%	1,510	2%	9,150	5%
SBA Loans	29,034	26%	20,746	21%	47,735	28%
Home Mortgage Loans	17,292	16%	28,736	29%	8,901	5%
Total Loan Originations	$109,613	100%	$97,534	100%	$169,051	100%

Total cash and cash equivalents increased 30% to $325.3 million at December 31, 2011, from $249.9 million at September 30, 2011 and increased 64% from $198.5 million at December 31, 2010.  The increase was due to an inflow of deposits during the fourth quarter of 2011 which resulted in the placement of funds into short-term instruments on a temporary basis.

Total OREO was $8.2 million at December 31, 2011, compared with $9.3 million at September 30, 2011 and $15.0 million at December 31, 2010.  Outflow from OREO in the fourth quarter of 2011 consisted of 10 sold properties totaling approximately $3.1 million. Inflow to OREO in the fourth quarter of 2011 consisted of 10 properties totaling approximately $3.5 million. The remaining decline in OREO during the fourth quarter was a result of write-downs in value of approximately $1.5 million.

Total deposits were $2.20 billion at December 31, 2011, an increase of 2% from $2.15 billion at September 30, 2011.  The increase in total deposits was primarily driven by a 9% increase in non-interest bearing demand deposits, which represented 23.2% of total deposits at December 31, 2011 compared to 21.8% at September 31, 2011. During 2011, total deposits decreased from $2.46 billion at December 31, 2010 to $2.20 billion at December 31, 2011.  The decrease of $258.6 million was the result of management’s planned action to reduce high cost deposits during the first half of 2011.

During the fourth quarter of 2011, all of the Company’s net deferred tax assets decreased to zero as the Company moved the realizable net operating loss carrybacks from 2008 and 2009 to tax receivables.  This transaction was a result of the Company’s request of tax refunds from the Internal Revenue Service.  Now that the Company expects tax refunds in the amount of the deferred tax assets previously recorded, the amount has been transferred to income tax receivables included in other assets.

CREDIT QUALITY

The Company’s credit quality metrics continued to improve during the fourth quarter of 2011, highlighted by a 22% decrease in non-accrual loans and a 68% decrease in charge-offs compared to the prior quarter.  As a result of the improved credit quality metrics, the Company’s provision for loan losses declined to $1.5 million for the fourth quarter of 2011, down from $2.5 million for the prior quarter and $83.6 million for the fourth quarter of 2010.

Despite the reduced provision for loan losses, the Company’s coverage ratios remained relatively stable from the end of the prior quarter.  The allowance for loan losses totaled $103.0 million, or 5.19% of gross loans at December 31, 2011, compared to $105.3 million, or 5.27% of gross loans, at September 30, 2011.  The coverage ratio of the allowance for loan losses to non-performing assets was 198% at December 31, 2011, compared with 160% at September 30, 2011.  Allowance coverage of legacy Wilshire loans was 5.66% at December 31, 2011, compared with 5.78% at September 30, 2011.

Note Sales

The Company sold $21.3 million in held-for-sale CRE loans (excluding SBA or residential mortgage loans) during the fourth quarter of 2011. All of the loans were sold on an individual basis and had an average discount to their principal balance of 32.8%.  Loans held-for-sale sold during the quarter were all non-accrual loans at the end of the third quarter of 2011.  All of loans held-for-sale sold were previously marked down to their fair values during previous quarters.  During the fourth quarter, the Bank was able to record a net gain on sale of loans totaling $733 thousand even with only $20 thousand in gains from SBA loan sales.

Non-Accrual Loans

At December 31, 2011, total non-covered non-accrual loans declined to $29.8 million, or 1.63% of gross non-covered loans, compared to $39.5 million, or 2.18% of non-covered loans, at September 30, 2011.

The following table shows “covered” and “non-covered” non-accrual loans by loan type:

NON-ACCRUAL LOANS (Dollars In Thousands)

(Net of SBA Guaranteed Portions)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
Construction	$12,548	$316	$12,000	$—	$—
Real Estate Secured	15,696	37,454	46,447	60,363	59,571
Commercial & Industrial	1,573	1,764	808	1,695	1,284
Consumer	—	—	144	11	27
Total Non-Covered Non-Accrual Loans	$29,817	$39,534	$59,399	$62,069	$60,882

Covered Loans
Real Estate Secured	$13,392	$15,322	$16,392	$16,269	$8,005
Commercial & Industrial	623	1,609	2,151	1,795	2,345
Total Covered Non-Accrual Loans	$14,015	$16,931	$18,543	$18,064	$10,350

Total Non-Accrual Loans
Construction	$12,548	$316	$12,000	$—	$—
Real Estate Secured	29,088	52,776	62,839	76,632	67,576
Commercial & Industrial	2,196	3,373	2,959	3,490	3,629
Consumer	—	—	144	11	27
Total Non-Accrual Loans	$43,832	$56,465	$77,942	$80,133	$71,232

The decrease in non-accrual loans is attributable to the sale of $21.3 million of non-accrual loans in addition to a decline in inflows into non-accrual status. Total allowance as a percentage of legacy non-accrual loans increased from 266% at the end of the third quarter of 2011 to 345% at the end of the fourth quarter of 2011.

The inflow into total (covered and non-covered) non-accrual loans was $17.9 million in the fourth quarter of 2011, a slight increase from inflow of $17.1 million in the third quarter of 2011. Total outflow from total non-accrual loans was $30.5 million in the fourth quarter of 2011, compared with $38.6 million in the third quarter of 2011.

Impaired Loans

Loans are classified as impaired when based on current information, it is probable that the Company will not be able to collect all principal and interest payments due in accordance with the terms of the loan.  Non-covered impaired loans at December 31, 2011 totaled $54.7 million, compared with $65.7 million at September 30, 2011.  The decrease in impaired loans during the fourth quarter of 2011 is largely attributable to note sales. Total inflows into impaired loans were $19.2 million in the fourth quarter of 2011, compared to $18.2 million in the third quarter of 2011.

Total impaired loans by loan category are shown in the table below:

IMPAIRED LOANS (Dollars In Thousands)

(Net of SBA Guaranteed Portions)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
Construction	$12,548	$316	$12,000	$—	$—
Real Estate Secured	37,424	60,365	74,845	149,402	93,452
Commercial & Industrial	4,754	4,978	4,216	5,456	5,649
Consumer	—	—	136	—	27
Total Non-Covered Impaired Loans	$54,726	$65,659	$91,197	$154,858	$99,128

Covered Loans
Real Estate Secured	$14,175	$16,169	$19,236	$18,256	$15,120
Commercial & Industrial	1,718	2,380	2,922	3,332	4,216
Total Covered Impaired Loans	$15,893	$18,549	$22,158	$21,588	$19,336

Total Impaired Loans
Construction	$12,548	$316	$12,000	$—	$—
Real Estate Secured	51,599	76,534	94,081	167,658	108,572
Commercial & Industrial	6,472	7,358	7,138	8,788	9,865
Consumer	—	—	136	—	27
Total Impaired Loans	$70,619	$84,208	$113,355	$176,446	$118,464

Troubled Debt Restructured Loans

At December 31, 2011, total non-covered troubled debt restructured loans or “TDR loans”, were $14.7 million, compared to $13.1 million at September 30, 2011.  The increase from the prior quarter was due to a modest increase in the number of requests for loan modifications, combined with a lower level of TDR note sales.

Total TDR loans by loan category are shown in the table below:

TROUBLED DEBT RESTRUCTURED LOANS (Dollars In Thousands)

(net of SBA guaranteed portions)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
Real Estate Secured	$11,460	$10,568	$18,733	$31,540	$36,187
Commercial & Industrial	3,235	2,538	3,529	4,117	3,574
Total Non-Covered TDR Loans	$14,695	$13,106	$22,262	$35,657	$39,761

Covered Loans
Real Estate Secured	$6,377	$6,493	$8,518	$7,676	$7,115
Commercial & Industrial	1,311	1,429	1,473	1,844	1,870
Total Covered TDR Loans	$7,688	$7,922	$9,991	$9,520	$8,985

Total TDRs Loans
Real Estate Secured	$17,837	$17,061	$27,251	$39,216	$43,302
Commercial & Industrial	4,546	3,967	5,002	5,961	5,444
Total TDR Loans	$22,383	$21,028	$32,253	$45,177	$48,746

Of the total $22.4 million in TDR loans at December 31, 2011, $7.3 million in TDR loans were also classified as non-accrual, of which $1.5 million was non-covered. The remaining TDR loans were performing in accordance with their modified terms.

Loan Delinquencies (Excluding Non-Accrual Loans)

At December 31, 2011, total non-covered loan delinquencies were $14.7 million, compared with $7.3 million at September 30, 2011.  The increase in delinquencies was primarily attributable to one CRE participation loan totaling $8.3 million.  Excluding this participation loan, total inflow into loan delinquencies was $5.4 million in the fourth quarter of 2011, compared with $4.3 million in the prior quarter.

Delinquent loans by days past due are reflected in the table below:

DELINQUENT LOANS -  By Days Past Due (Dollars In Thousands)

(Net of SBA Guaranteed Portions)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
30 - 59 Days Past Due	$4,890	$4,146	$11,782	$8,680	$15,641
60 - 89 Days Past Due	9,762	2,963	16,594	26,389	11,007
90 Days, and still accruing	—	190	—	—	—
Total Non-Covered Delinquent Loans	$14,652	$7,299	$28,376	$35,069	$26,648

Covered Loans
30 - 59 Days Past Due	$355	$572	$3,303	$5,166	$4,254
60 - 89 Days Past Due	513	186	1,227	968	3,566
90 Days, and still accruing	—	—	—	—	—
Total Covered Delinquent Loans	$868	$758	$4,530	$6,134	$7,820

Total Delinquent Loans
30 - 59 Days Past Due	$5,245	$4,718	$15,085	$13,846	$19,895
60 - 89 Days Past Due	10,275	3,149	17,821	27,357	14,573
90 Days, and still accruing	—	190	—	—	—
Total Delinquent Loans	$15,520	$8,057	$32,906	$41,203	$34,468

Of the total $15.5 million in delinquent loans at December 31, 2011, $13.0 million was made up of delinquent real estate secured loans and $2.5 million consisted of delinquent commercial and industrial loans.

Loan Classifications

At December 31, 2011, total non-covered classified loans (loans graded substandard, doubtful, and loss) were $142.3 million, compared with $123.5 million at September 30, 2011.  Non-covered criticized loans (loans graded special mention) were $119.4 million at December 31, 2011, compared with $159.2 million at September 30, 2011.

The increase in non-covered classified loans was primarily due to the downgrading of several loans from special mention to substandard during the fourth quarter of 2011.  The downgrades were primarily due to decreases in cash flows at the underlying businesses.

The Company’s ratio of legacy classified assets to Tier 1 capital plus reserves percentage was 32.2% at December 31, 2011. The requirement for the legacy classified assets to Tier 1 capital plus reserves ratio for the Bank stated in the memorandum of understanding (“MOU”) with its regulators is a maximum of 50.0%, with which the Bank is in compliance.

Loan balances broken down by classification are reflected in the table below:

LOAN CLASSIFICATIONS (Dollars In Thousands)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
Special Mention	$119,434	$159,248	$156,249	$180,656	$102,990
Substandard	136,559	108,616	140,645	207,422	216,283
Doubtful	5,769	14,911	17,367	10,231	11,306
Total Non-Covered Gross Loans	$261,762	$282,775	$314,261	$398,309	$330,579

Covered Loans
Special Mention	$17,438	$14,342	$12,639	$20,554	$15,618
Substandard	22,487	25,180	35,006	31,755	30,836
Doubtful	10,578	8,511	5,806	2,112	2,921
Total Covered Gross Loans	$50,503	$48,033	$53,451	$54,421	$49,375

Total Loans
Special Mention	$136,872	$173,590	$168,888	$201,210	$118,608
Substandard	159,046	133,796	175,651	239,177	247,119
Doubtful	16,347	23,422	23,173	12,343	14,227
Total Gross Loans	$312,265	$330,808	$367,712	$452,730	$379,954

Loan Charge-offs

Non-covered loan charge-offs for the fourth quarter of 2011 totaled $3.4 million, compared to $11.7 million in the third quarter of 2011.  The decline in charge-offs reflects the overall improvement in the quality of the loan portfolio following the Company’s efforts to reduce its level of problem loans over the past several quarters.

Charge-offs by loan type is reflected in the table below:

LOAN CHARGE-OFFS (Dollars In Thousands)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 31, 2011	Dec 31, 2010
Non-Covered Loans
Construction	$—	$—	$3,000	$805	$401
Real Estate Secured	829	8,507	9,012	39,062	60,317
Commercial & Industrial	2,543	2,973	2,185	1,151	10,487
Consumer	1	217	9	19	14
Total Non-Covered Charge-Offs Loans	$3,373	$11,697	$14,206	$41,037	$71,219

Covered Loans
Real Estate Secured	426	436	16	171	252
Commercial & Industrial	268	384	(48)	489	431
Total Covered Charge-Offs Loans	$694	$820	$(32)	$660	$683

Total Loan Charge-Offs
Construction	$—	$—	$3,000	$805	$401
Real Estate Secured	1,255	8,943	9,028	39,233	60,569
Commercial & Industrial	2,811	3,357	2,137	1,640	10,918
Consumer	1	217	9	19	14
Total Charge-Offs Loans	$4,067	$12,517	$14,174	$41,697	$71,902

Capital Ratios

As of December 31, 2011, the Company’s Tier 1 Leverage ratio was 13.86%. The minimum required Tier 1 capital ratio for the Bank stated in the MOU is 10%, with which the Bank is in compliance.

In addition, all of the Company’s capital ratios remain in excess of “well capitalized” regulatory requirements as shown in the following table:

(Dollars In thousands, except per share info)	Dec 31, 2011	Well Capitalized Regulatory Requirements	Total Excess Above Well Capitalized Requirements

Tier 1 Leverage Capital Ratio	13.86%	5.00%	$235,961
Tier 1 Risk-Based Capital Ratio	19.59%	6.00%	255,993
Total Risk-Based Capital Ratio	20.89%	10.00%	205,212
Tangible Common Equity To Tangible Assets	8.95%	N/A	N/A
Tangible Common Equity Per Common Share	$3.37	N/A	N/A

CONFERENCE CALL

Management will host its quarterly conference call on January 24, 2012, at 11:00 a.m. PT (2:00 p.m. ET). Investment professionals are invited to participate in the call by dialing 866-713-8307 (domestic number) or 617-597-5307 (international number) and entering passcode #86489960.

COMPANY INFORMATION

Headquartered in Los Angeles, Wilshire State Bank operates 24 branch offices in California, Texas, New Jersey and New York, and eight loan production offices in Dallas and Houston, TX, Atlanta, GA, Aurora, CO, Annandale, VA, Fort Lee, NJ, Newark, CA, and Bellevue, WA, and is an SBA preferred lender nationwide. Wilshire State Bank is a community bank with a focus on commercial real estate lending and general commercial banking, with its primary market encompassing the multi-ethnic populations of the Los Angeles Metropolitan area. The Company’s strategic goals include increasing shareholder and franchise value by continuing to grow its multi-ethnic banking business and expanding its geographic reach to other similar markets with strong levels of small business activity.  Visit us at www.wilshirebank.com.

FORWARD-LOOKING STATEMENTS

Statements concerning future performance, events, or any other guidance on future periods constitute forward-looking statements that are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated expectations. Specific factors include, but are not limited to, loan production and sales, credit quality, the ability to expand net interest margin, the ability to continue to attract low-cost deposits, success of expansion efforts, competition in the marketplace and general economic conditions. The financial information contained in this release should be read in conjunction with the consolidated financial statements and notes included in the Company’s most recent reports on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission, as they may be amended from time to time. Results of operations for the most recent quarter are not necessarily indicative of operating results for any future periods. Any projections in this release are based on limited information currently available to management and are subject to change. Since management will only provide guidance at certain points during the year, the Company’s will not necessarily update the information. Such information speaks only as of the date of this release. Additional information on these and other factors that could affect financial results are included in filings by the Company’s with the Securities and Exchange Commission.

CONSOLIDATED BALANCE SHEET

(dollars in thousands) (unaudited)

	December 31,	September 30,	Three Months	December 31,	Twelve Months
	2011	2011	% Change	2010	% Change
ASSETS:
Cash and Due from Banks	$155,245	$99,875	55%	$68,530	127%
Federal Funds Sold and Other Cash Equivalents	170,005	150,005	13%	130,005	31%
Total Cash and Cash Equivalents	325,250	249,880	30%	198,535	64%

Investment Securities Available For Sale	320,064	356,148	-10%	316,623	1%
Investment Securities Held To Maturity	66	70	-6%	85	-22%
Total Investment Securities	320,130	356,218	-10%	316,708	1%

Loans:
Loans Held For Sale	53,814	70,652	-24%	17,098	215%

Real Estate Construction	61,213	58,275	5%	71,596	-15%
Residential Real Estate	98,262	94,591	4%	92,901	6%
Commercial Real Estate	1,478,254	1,478,281	0%	1,804,731	-18%
Commercial and Industrial	274,878	274,469	0%	324,627	-15%
Consumer	15,065	16,082	-6%	15,671	-4%
Total Loans Receivable	1,927,672	1,921,698	0%	2,309,526	-17%
Allowance For Loan Losses	(102,982)	(105,306)	-2%	(110,953)	-7%
Total Loans, Net of Allowance for Loan Losses	1,878,504	1,887,044	0%	2,215,671	-15%

Accrued Interest Receivable	8,118	7,739	5%	10,581	-23%
Due from Customers on Acceptances	414	255	62%	368	13%
Other Real Estate Owned	8,221	9,284	-11%	14,983	-45%
Premises and Equipment	12,612	13,053	-3%	13,330	-5%
Federal Home Loan Bank (FHLB) Stock, at Cost	15,523	16,276	-5%	18,531	-16%
Cash Surrender Value of Life Insurance	19,888	19,735	1%	18,663	7%
Investment in affordable housing partnerships	37,676	33,147	14%	28,186	34%
Deferred Income Taxes	—	17,143	-100%	46,357	-100%
Servicing Assets	8,798	9,052	-3%	7,331	20%
Goodwill	6,675	6,675	0%	6,675	0%
FDIC Indemnification	21,922	23,481	-7%	28,525	-23%
Other Assets	33,123	31,736	4%	46,081	-28%
TOTAL ASSETS	$2,696,854	$2,680,718	1%	$2,970,525	-9%

LIABILITIES AND STOCKHOLDERS’ EQUITY:

LIABILITIES:
Non-interest Bearing Demand Deposits	$511,467	$468,596	9%	$467,067	10%
Savings and Interest Checking	123,051	116,044	6%	106,115	16%
Money Market Deposits	572,452	551,152	4%	669,486	-14%
Time Deposits in denomination of $100,000 or more	647,537	656,847	-1%	699,503	-7%
Other Time Deposits	347,802	356,875	-3%	518,769	-33%
Total Deposits	2,202,309	2,149,514	2%	2,460,940	-11%

FHLB borrowings and Federal Funds Purchased	60,000	110,000	-45%	158,011	-62%
Acceptance Outstanding	414	255	62%	368	13%
Junior Subordinated Debentures	87,321	87,321	0%	87,321	0%
Accrued Interest Payable	3,281	2,728	20%	4,092	-20%
Other Liabilities	33,947	29,059	17%	30,631	11%
Total Liabilities	2,387,272	2,378,877	0%	2,741,363	-13%

STOCKHOLDERS’ EQUITY:
Preferred Stock	61,000	60,859	0%	60,450	1%
Common Stock	164,711	164,650	0%	55,601	196%
Retained Earnings	77,110	71,292	8%	111,099	-31%
Accumulated Other Comprehensive Income	6,761	5,040	34%	2,012	236%
Total Stockholders’ Equity	309,582	301,841	3%	229,162	35%
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,696,854	$2,680,718	1%	$2,970,525	-9%

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended			Quarter Ended
	December 31, 2011	September 30, 2011	% Change	December 31, 2010	% Change

INTEREST INCOME
Interest and Fees on Loans	$28,512	$28,966	-2%	$32,193	-11%
Interest on Investment Securities	1,387	1,651	-16%	1,551	-11%
Interest on Federal Funds Sold	486	340	43%	476	2%
Total Interest Income	30,385	30,957	-2%	34,220	-11%

INTEREST EXPENSE
Deposits	4,307	4,461	-3%	6,758	-36%
FHLB Advances and Other Borrowings	857	974	-12%	1,194	-28%
Total Interest Expense	5,164	5,435	-5%	7,952	-35%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	25,221	25,522	-1%	26,268	-4%
Provision for Losses on Loans and Loan Commitments	1,500	2,500	-40%	83,600	-98%
Net Interest Income (Loss) After Provision for Losses on Loans and Loan Commitments	23,721	23,022	3%	(57,332)	-141%

NONINTEREST INCOME
Service Charges on Deposits	3,152	3,189	-1%	3,034	4%
Loans Held For Sale Valuation	(366)	(394)	-7%	—	0%
Gain on Sales of Loans, Net	733	2,143	-66%	2,059	-64%
Gain on Sale of Investment Securities	4	52	-92%	40	-90%
Other	2,234	2,669	-16%	972	130%
Total Noninterest Income	5,757	7,659	-25%	6,105	-6%

NONINTEREST EXPENSES
Salaries and Employee Benefits	7,144	6,827	5%	7,217	-1%
Occupancy & Equipment	1,894	1,899	0%	1,936	-2%
Data Processing	697	710	-2%	692	1%
Other	6,504	9,031	-28%	9,838	-34%
Total Noninterest Expenses	16,239	18,467	-12%	19,683	-17%

Income (Loss) Before Income Taxes	13,239	12,214	8%	(70,910)	-119%
Income Taxes Provision (Benefit)	6,503	1,112	485%	(31,521)	-121%
NET INCOME (LOSS)	$6,736	$11,102	-39%	$(39,389)	-117%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	918	916	0%	910	1%
NET INCOME (LOSS) AVAILABLE TO COMMON SHAREHOLDERS	$5,818	$10,186	-43%	$(40,299)	-114%

PER COMMON SHARE INFORMATION
Basic Income (Loss) Per Common Share	$0.08	$0.14	-43%	$(1.37)	-106%
Diluted Income (Loss) Per Common Share	$0.08	$0.14	-43%	$(1.37)	-106%
WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	71,291,614	71,291,614		29,486,635
Diluted	71,309,985	71,306,813		29,486,635

(continued)

CONSOLIDATED STATEMENT OF OPERATIONS

(dollars in thousands, except per share data) (unaudited)

	Twelve Months Ended
	December 31, 2011	December 31, 2010	% Change

INTEREST INCOME
Interest and Fees on Loans	$121,707	$140,028	-13%
Interest on Investment Securities	7,177	14,726	-51%
Interest on Federal Funds Sold	1,080	1,666	-35%
Total Interest Income	129,964	156,420	-17%

INTEREST EXPENSE
Deposits	18,541	37,096	-50%
FHLB Advances and Other Borrowings	4,048	5,608	-28%
Total Interest Expense	22,589	42,704	-47%

Net Interest Income Before Provision for Losses on Loans and Loan Commitments	107,375	113,716	-6%
Provision for Losses on Loans and Loan Commitments	59,100	150,800	-61%
Net Interest Income (Loss) After Provision for Losses on Loans and Loan Commitments	48,275	(37,084)	-230%

NONINTEREST INCOME
Service Charges on Deposits	12,570	12,545	0%
Loans Held For Sale Valuation	(3,084)	—	0%
Gain on Sales of Loans	5,186	6,261	-17%
Gain on Sale of Investment Securities	99	8,782	-99%
Other	9,034	8,324	9%
Total Noninterest Income	23,805	35,912	-34%

NONINTEREST EXPENSES
Salaries and Employee Benefits	28,540	29,074	-2%
Occupancy & Equipment	7,826	7,984	-2%
Data Processing	2,892	2,721	6%
Other	29,527	27,597	7%
Total Noninterest Expenses	68,785	67,376	2%

Income (Loss) Before Income Taxes	3,295	(68,548)	-105%
Income Taxes Provision (Benefit)	33,625	(33,790)	-200%
NET LOSS	$(30,330)	$(34,758)	-13%

Preferred Stock Cash Dividend and Accretion of Preferred Stock Discount	3,658	3,626	1%
NET LOSS TO COMMON SHAREHOLDERS	$(33,988)	$(38,384)	-11%

PER COMMON SHARE INFORMATION
Basic Loss Per Common Share	$(0.61)	$(1.30)	-53%
Diluted Loss Per Common Share	$(0.61)	$(1.30)	-53%

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING:
Basic	55,710,427	29,486,351
Diluted	55,710,427	29,486,351

(continued)

SUMMARY OF FINANCIAL DATA

(dollars in thousands, except per share data) (unaudited)

	Quarter Ended
AVERAGE BALANCES	December 31, 2011	September 30, 2011	December 31, 2010

Average Assets	$2,678,357	$2,687,448	$3,135,483
Average Equity	308,948	298,323	272,003
Average Net Loans	1,868,385	1,926,310	2,332,921
Average Deposits	2,145,128	2,154,234	2,594,300
Average Time Deposits in denomination of $100,000 or more	655,022	650,453	717,362
Average Interest Earning Assets	2,439,374	2,437,040	2,846,537

	Twelve Months Ended
AVERAGE BALANCES	December 31, 2011	December 31, 2010

Average Assets	$2,758,788	$3,343,413
Average Equity	264,666	273,896
Average Net Loans	2,020,036	2,358,149
Average Deposits	2,202,445	2,806,832
Average Time Deposits in denomination of $100,000 or more	658,862	745,139
Average Interest Earning Assets	2,498,025	3,055,609

	Quarter Ended
PROFITABILITY	December 31, 2011	September 30, 2011	December 31, 2010

Annualized Return on Average Assets	1.01%	1.65%	-5.02%
Annualized Return on Average Equity	8.72%	14.89%	-57.92%
Efficiency Ratio	52.42%	55.66%	60.80%
Annualized Operating Expense/Average Assets	2.43%	2.75%	2.51%
Annualized Net Interest Margin	4.17%	4.23%	3.72%

	Twelve Months Ended
PROFITABILITY	December 31, 2011	December 31, 2010

Annualized Return on Average Assets	-1.10%	-1.04%
Annualized Return on Average Equity	-11.46%	-12.69%
Efficiency Ratio	52.44%	45.03%
Annualized Operating Expense/Average Assets	2.49%	2.02%
Annualized Net Interest Margin	4.34%	3.76%

	As Of
DEPOSIT COMPOSITION	December 31, 2011	Fund	September 30, 2011	Fund	December 31, 2010	Fund

Noninterest Bearing Demand Deposits	23.2%	0.00%	21.8%	0.00%	19.0%	0.00%
Savings & Interest Checking	5.6%	2.24%	5.4%	2.26%	4.3%	2.34%
Money Market Deposits	26.0%	0.85%	25.6%	0.92%	27.2%	0.91%
Time Deposits of $100,000 or More	29.4%	0.93%	30.6%	0.95%	28.4%	1.17%
Other Time Deposits	15.8%	1.07%	16.6%	1.07%	21.1%	1.66%
Total Deposits	100.0%	0.80%	100.0%	0.83%	100.0%	1.04%

	As Of
CAPITAL RATIOS	December 31, 2011	September 30, 2011	December 31, 2010

Tier 1 Leverage Ratio	13.86%	13.59%	9.18%
Tier 1 Risk-Based Capital Ratio	19.59%	18.75%	12.61%
Total Risk-Based Capital Ratio	20.89%	20.15%	14.00%
Total Shareholders’ Equity	$309,582	$301,841	$229,162
Book Value Per Common Share	$3.49	$3.38	$5.72
Tangible Common Equity Per Common Share *	$3.37	$3.27	$5.44
Tangible Common Equity to Tangible Assets **	8.95%	8.71%	5.41%

* Tangible common equity excludes goodwill, other intangible assets, and TARP preferred stock

** Tangible assets excludes goodwill and intangible assets

(continued)

ALLOWANCE FOR LOAN LOSSES

(dollars in thousands) (unaudited)

	Quarter Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010

Balance at Beginning of Period	$105,306	$110,995	$114,842	$110,953	$99,020
Provision for Losses on Loans	1,500	3,180	10,123	44,800	82,600
Recoveries on loans previously charged-off	243	3,648	204	786	1,235
Less Charge-offs	(4,067)	(12,517)	(14,174)	(41,697)	(71,902)
Balance at End of Period	$102,982	$105,306	$110,995	$114,842	$110,953

Net Loan Charge-offs/Average Total Loans	0.20%	0.46%	0.67%	1.84%	3.03%
Charge-offs/Average Total Loans	0.22%	0.65%	0.68%	1.88%	3.08%
Allowance for Loan Losses/Gross Loans	5.19%	5.27%	5.32%	5.02%	4.76%
Allowance for Loan Losses/Legacy Wilshire Loans	5.66%	5.78%	5.86%	5.50%	5.23%
Allowance for Loan Losses/Non-accrual Loans	234.95%	186.50%	142.41%	143.31%	155.76%
Allowance for Loan Losses/Legacy Non-accrual Loans	345.38%	266.36%	186.86%	185.02%	182.24%
Allowance for Loan Losses/Non-performing Loans	234.95%	185.87%	142.41%	143.31%	155.76%
Allowance for Loan Losses/Legacy Non-performing Loans	345.38%	265.09%	186.86%	185.02%	182.24%
Allowance for Loan Losses/Non-performing Assets	197.84%	159.70%	128.41%	129.55%	128.69%
Allowance for Loan Losses/Legacy Non-performing Assets	285.36%	217.82%	167.16%	164.68%	151.35%

NON-PERFORMING ASSETS

(net of SBA guaranteed portions)

	Quarter Ended
	December 31, 2011	September 30, 2011	June 30, 2011	March 31, 2011	December 31, 2010
Nonaccrual Loans:
Non-covered	$29,817	$39,535	$59,399	$62,069	$60,882
Covered	14,015	16,930	18,543	18,064	10,350
Total	43,832	56,465	77,942	80,133	71,232

Loans 90 days or more past due and still accruing:
Non-covered	—	190	—	—	—
Covered	—	—	—	—	—
Total	—	190	—	—	—

Total Nonperforming Loans:
Non-covered	29,817	39,725	59,399	62,069	60,882
Covered	14,015	16,930	18,543	18,064	10,350
Total	43,832	56,655	77,942	80,133	71,232

OREO and Repossessed Vehicles:
Non-covered	6,271	8,620	7,001	7,668	12,429
Covered	1,950	664	1,498	844	2,554
Total	8,221	9,284	8,499	8,512	14,983

Total Nonperforming Assets:
Non-covered	36,088	48,345	66,400	69,737	73,311
Covered	15,965	17,594	20,041	18,908	12,904
Total	$52,053	$65,939	$86,441	$88,645	$86,215

Total Nonperforming Loans/Gross Loans	2.21%	2.84%	3.73%	3.50%	3.06%
Total Legacy Nonperforming Loans/Legacy Gross Loans	1.64%	2.18%	3.13%	2.97%	2.87%

Total Nonperforming Assets/Total Assets	1.93%	2.46%	3.22%	3.18%	2.90%
Total Legacy Nonperforming Assets/Total Assets	1.34%	1.80%	2.48%	2.50%	2.47%

(continued)

ALLOWANCE FOR OFF-BALANCE SHEET ITEMS

(Dollars In Thousands)

	Quarter Ended
	Dec 31, 2011	Sep 30, 2011	Jun 30, 2011	Mar 30, 2011	Dec 31, 2010

Balance at beginning of period	$3,423	$4,103	$3,926	$3,926	$2,926
(Recapture) provision for losses on off-balance sheet items	—	(680)	177	—	1,000
Balance at end of period	$3,423	$3,423	$4,103	$3,926	$3,926

	Twelve Months Ended
	Dec 31, 2011	Dec 31, 2010

Balance at beginning of period	3,926	2,515
(Recapture) provision for losses on off-balance sheet items	(503)	1,411
Balance at end of period	$3,423	$3,926

Reconciliation of GAAP financial measures to non-GAAP financial measures:

Tangible Common Equity and Tangible Assets (dollars in thousands, except per share data) (unaudited)

	Quarter Ended
	December 31, 2011	September 30, 2011	December 31, 2010

Total stockholders’ equity	$309,582	$301,841	$229,162
Preferred stock, net of discount	(61,000)	(60,859)	(60,450)
Goodwill and other intangible assets, net	(7,995)	(8,077)	(8,320)
Tangible common equity	$240,587	$232,905	$160,392

Total assets	$2,696,854	$2,680,718	$2,970,525
Goodwill and other intangible assets, net	(7,995)	(8,077)	(8,320)
Tangible assets	$2,688,859	$2,672,641	$2,962,205

Common shares outstanding	71,291,614	71,291,614	29,477,778

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Quarter Ended
	December 31, 2011			September 30, 2011			December 31, 2010
		Interest	Average		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$1,691,650	$24,012	5.68%	$1,739,729	$24,388	5.61%	$2,072,543	$26,919	5.20%
Commercial Loans	270,425	3,446	5.10%	287,359	3,772	5.25%	346,987	4,435	5.11%
Consumer Loans	15,406	115	2.99%	15,827	135	3.41%	16,084	138	3.43%
Total Gross Loans	1,977,481	27,573	5.58%	2,042,915	28,295	5.54%	2,435,614	31,492	5.17%
Loan Fees toward Yield		939			671			701
Allowance for Loan Losses & Unearned Income	(109,096)			(116,605)			(102,693)
Net Loans	1,868,385	28,512	6.10%	1,926,310	28,966	6.01%	2,332,921	32,193	5.52%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	339,302	1,387	1.90%	306,272	1,651	2.45%	353,983	1,551	2.02%
Federal Funds Sold	231,687	486	0.84%	204,458	340	0.67%	159,633	476	1.19%
Total Investment Securities and Other Earning Assets	570,989	1,873	1.47%	510,730	1,991	1.74%	513,616	2,027	1.76%

TOTAL INTEREST-EARNING ASSETS	$2,439,374	$30,385	5.02%	$2,437,040	$30,957	5.12%	$2,846,537	$34,220	4.84%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$546,972	$1,162	0.85%	$570,176	$1,317	0.92%	$738,538	$1,684	0.91%
NOW	24,365	20	0.33%	23,657	21	0.36%	22,217	19	0.34%
Savings	94,910	649	2.74%	91,619	631	2.75%	81,267	587	2.89%
Time Deposits of $100,000 or More	655,022	1,529	0.93%	650,453	1,540	0.95%	717,362	2,106	1.17%
Other Time Deposits	355,587	947	1.07%	357,289	952	1.07%	569,725	2,362	1.66%
Total Interest Bearing Deposits	1,676,856	4,307	1.03%	1,693,194	4,461	1.05%	2,129,109	6,758	1.27%

BORROWINGS:
FHLB Advances and Other Borrowings	105,163	340	1.29%	110,000	483	1.76%	144,145	697	1.93%
Junior Subordinated Debentures	87,321	517	2.37%	87,321	491	2.25%	87,321	497	2.28%
Total Borrowings	192,484	857	1.78%	197,321	974	1.97%	231,466	1,194	2.06%

TOTAL INTEREST BEARING LIABILITIES	$1,869,340	$5,164	1.10%	$1,890,515	$5,435	1.15%	$2,360,575	$7,952	1.35%

NET INTEREST INCOME		$25,221			$25,522			$26,268

NET INTEREST SPREAD			3.93%			3.97%			3.49%

NET INTEREST MARGIN			4.17%			4.23%			3.72%

* Tax equivalent ratios for investment securities

(continued)

WILSHIRE BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCES, AVERAGE YIELDS EARNED AND AVERAGE RATES PAID

(dollars in thousands) (unaudited)

	For the Twelve Months Ended
	December 31, 2011			December 31, 2010
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
INTEREST EARNING ASSETS

Real Estate Loans	$1,826,421	$102,175	5.59%	$2,062,223	$116,585	5.65%
Commercial Loans	295,932	15,683	5.30%	367,573	19,959	5.43%
Consumer Loans	15,289	442	2.89%	17,162	654	3.81%
Total Gross Loans	2,137,642	118,300	5.54%	2,446,958	137,198	5.61%
Loan Fees toward Yield		3,407			2,830
Allowance for Loan Losses & Unearned Income	(117,606)			(88,809)
Net Loans	2,020,036	121,707	6.03%	2,358,149	140,028	5.94%

INVESTMENT SECURITIES AND OTHER INTEREST-EARNING ASSETS:
Investment Securities*	328,280	7,177	2.47%	527,999	14,726	3.00%
Federal Funds Sold	149,709	1,080	0.72%	169,461	1,666	0.98%
Total Investment Securities and Other Earning Assets	477,989	8,257	1.92%	697,460	16,392	2.51%

TOTAL INTEREST-EARNING ASSETS	$2,498,025	$129,964	5.24%	$3,055,609	$156,420	5.16%

INTEREST BEARING LIABILITIES

INTEREST-BEARING DEPOSITS:
Money Market	$590,199	$5,290	0.90%	$880,618	$11,755	1.33%
NOW	23,869	84	0.35%	22,104	97	0.44%
Savings	89,582	2,487	2.78%	77,484	2,380	3.07%
Time Deposits of $100,000 or More	658,862	6,346	0.96%	745,139	10,370	1.39%
Other Time Deposits	377,491	4,334	1.15%	654,099	12,494	1.91%
Total Interest Bearing Deposits	1,740,003	18,541	1.07%	2,379,444	37,096	1.56%

BORROWINGS:
FHLB Advances and Other Borrowings	163,227	2,057	1.26%	142,759	3,125	2.19%
Junior Subordinated Debentures	87,321	1,991	2.28%	87,321	2,483	2.84%
Total Borrowings	250,548	4,048	1.62%	230,080	5,608	2.44%

TOTAL INTEREST BEARING LIABILITIES	$1,990,551	$22,589	1.13%	$2,609,524	$42,704	1.64%

NET INTEREST INCOME		$107,375			$113,716

NET INTEREST SPREAD			4.11%			3.52%

NET INTEREST MARGIN			4.34%			3.76%

* Tax equivalent ratios for investment securities

(concluded)